Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF HECKMANN CORPORATION

The accompanying unaudited pro forma combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of Heckmann Corporation (“Heckmann”) and Badlands Power Fuels, LLC (“Power Fuels”) after giving effect to the merger and adjustments described in the accompanying footnotes, and are intended to reflect the impact of the Power Fuels merger on Heckmann. The accompanying unaudited pro forma combined financial statements are based upon historical financial statements and have been developed from (i) the audited consolidated financial statements of Heckmann contained in its Annual Report on Form 10-K for the year ended December 31, 2011, and the unaudited consolidated financial statements of Heckmann contained in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, and (ii) the audited consolidated financial statements of Power Fuels for the year ended December 31, 2011, and the unaudited consolidated financial statements of Power Fuels for the nine months ended September 30, 2012, both which are included in Exhibit 99.1 to Heckmann’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on December 6, 2012. The unaudited pro forma combined financial statements are prepared with Heckmann treated as the acquiror for purposes of the presentation and as if the merger with Power Fuels had been consummated on September 30, 2012 for purposes of preparing the unaudited combined balance sheet as of September 30, 2012, and on January 1, 2011 for purposes of preparing the unaudited combined statements of operations for the twelve months ended December 31, 2011 and the nine months ended September 30, 2012. The unaudited pro forma combined statement of operations for the year ended December 31, 2011, includes the pro forma results of TFI Holdings, Inc. and its subsidiary, Thermo Fluids Inc. (together, “TFI”), which were acquired by Heckmann on April 10, 2012, as reflected in the information contained in Heckmann’s Current Report on Form 8-K/A filed with the SEC on June 20, 2012 (the “6/20/12 Form 8-K/A”). In addition, for purposes of the unaudited combined statements of operations for the nine months ended September 30, 2012, the pro forma results for the nine months ended September 30, 2012 include the pro forma results of TFI for the three months ended March 31, 2012 as reflected in the information contained in the 6/20/12 Form 8-K/A.

For purposes of the unaudited pro forma combined financial statements, the merger consideration with respect to the Power Fuels transaction is assumed to be the issuance of 95.0 million shares of Heckmann common stock and the payment of $129.4 million in cash. In addition, we refinanced Power Fuels’ outstanding debt (the “Refinancing”) in the amount of $145.6 million. The Refinancing and the payment of the cash consideration were consummated with borrowings under Heckmann’s senior secured revolving credit facility, which was amended concurrently with the consummation of the Power Fuels merger to, among other things, increase the credit facility to $325.0 million, and the net proceeds of the issuance of $150.0 million of debt securities (which debt securities constitute an additional issuance of Heckmann’s currently outstanding $250.0 million 9.875% senior notes due 2018 issued in connection with the consummation of the TFI acquisition).

For purposes of these unaudited pro forma combined financial statements, the price of Heckmann common stock issued as part of the Power Fuels merger consideration was $3.91 per share, and the interest rate on credit facility borrowings was approximately 4.0%. The $150.0 million of debt securities issued bears interest at the rate of 9.875%. Heckmann plans to obtain third-party valuations of certain of Power Fuels’ assets, including property and equipment and intangible assets. Given the size and timing of the Power Fuels merger, the amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and the third-party valuations are reviewed and finalized. The primary areas of the purchase price allocation that are considered preliminary relate to the fair values of property and equipment, intangibles, and acquisition-related liabilities, goodwill and the related tax impact of adjustments to these areas of the purchase price allocation. However, as indicated in note (a) to the unaudited pro forma combined financial statements, Heckmann has made certain adjustments to the September 30, 2012 historical book values of the assets and liabilities of Power Fuels to reflect certain preliminary estimates of the fair values necessary to prepare the unaudited pro forma combined financial statements. Any excess purchase price over the historical net assets of Power Fuels, as adjusted to reflect estimated fair values, has been recorded as goodwill. Actual results may differ from these unaudited pro forma combined financial statements once Heckmann has completed the valuation studies necessary to finalize the required purchase price allocations. There can be no assurance that such finalization will not result in material changes.

The accompanying unaudited pro forma combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Heckmann would have been had the Power Fuels merger and/or the TFI acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma combined financial statements do not include the realization of potential cost savings from operating efficiencies or restructuring costs which may result from the Power Fuels merger. The unaudited pro forma combined financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Heckmann and Power Fuels, as well as the separate historical consolidated financial statements and accompanying notes of TFI which are included as Exhibit 99.2 to Heckmann’s Current Report on Form 8-K filed with the SEC on March 22, 2012 (for the year ended December 31, 2011) and Exhibit 99.2 to the 6/20/12 Form 8-K/A (for the three-month period ended March 31, 2012).

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

(In thousands, except share and per share amounts)

	Heckmann	Power Fuels	Pro forma adjustments		Pro forma combined
ASSETS
Current Assets
Cash and cash equivalents	$11,677	$2,352	$(872	)(b1)	$13,157
Accounts receivable, net	82,802	89,391	(25,550	)(b2)	146,643
Inventories, net	3,198	4,255	—		7,453
Prepaid expenses and other receivables	5,958	1,423	(471	)(b3)	6,910
Other current assets	3,566	—	—		3,566
Related party receivable	—	—	—		—

Total current assets	107,201	97,421	(26,893)		177,729
Property, plant and equipment, net	332,769	275,727	(6,065	)(b3)	602,431
Equity investments	7,682	356	—		8,038
Intangible assets, net	72,941	—	150,000	(b4)	222,941
Goodwill	295,634	—	313,518	(b5)	609,152
Other	10,596	40,572	(23,129	)(b6)	28,039

TOTAL ASSETS	$826,823	$414,076	$407,431		$1,648,330

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$28,939	$8,217	$(76	)(b7)	$37,080
Accrued expenses	16,764	17,191	(1,565	)(b7)	32,390
Accrued interest	11,836	41	824	(b8)	12,701
Current portion of contingent consideration	7,571	—	—		7,571
Current portion of long-term debt	4,647	56,305	(56,305	)(b8)	4,647

Total current liabilities	69,757	81,754	(57,122)		94,389
Long-term debt, less current portion	264,869	108,082	187,885	(b8)	560,836
Deferred income taxes	7,424	—	109,317	(b9)	116,741
Long-term contingent consideration	4,645	—	—		4,645
Other long-term liabilities	10,042	634	—		10,676

Commitments and contingencies

Equity
Preferred stock	—	—	—		—
Common stock	170	—	95	(b10)	265
Additional paid-in capital	945,593	—	371,355	(b10)	1,316,948
Members equity	—	223,606	(223,606	)(b11)	—
Purchased warrants	(6,844)	—	—		(6,844)
Treasury stock	(19,503)	—	—		(19,503)
Accumulated deficit	(449,330)	—	19,507	(b12)	(429,823)

Total equity of Heckmann Corporation	470,086	223,606	167,351		861,043

TOTAL LIABILITIES AND EQUITY	$826,823	$414,076	$407,431		$1,648,330

See Notes to Unaudited Pro Forma Combined Financial Statements

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(In thousands, except share and per share amounts)

	Heckmann	Thermo	Pro forma adjustments	Pro forma combined HEK/TFI	Power Fuels	Further adjustments		As further adjusted
Revenue	$156,837	$113,798	$—	$270,635	$277,039	$(1,592	) (c1)	$546,082
Cost of goods sold	123,509	72,127	—	195,636	33,920	143,475	(c2)	373,031

Gross profits	33,328	41,671	—	74,999	243,119	(145,067)		173,051
Operating expenses:
General administrative	36,651	19,254	15	55,920	154,049	(133,144	) (c3)	76,825
Pipeline start-up and commissioning	2,089	—	—	2,089	—	—		2,089

Total operating expenses	38,740	19,254	15	58,009	154,049	(133,144)		78,914

Income (loss) from operations	(5,412)	22,417	(15)	16,990	89,070	(11,923)		94,137
Interest income (expense), net	(4,243)	(8,691)	(15,793)	(28,727)	(5,194)	(15,454	) (c4)	(49,375)
Loss from equity method investment	(462)	—	—	(462)	—	—		(462)
Other, net	6,232	—	74	6,306	—	2,579	(c5)	8,885

Income (loss) from continuing operations before income taxes	(3,885)	13,726	(15,734)	(5,893)	83,876	(24,798)		53,185
Income tax benefit (expense)	3,777	(5,390)	29,170	27,557	—	(2,046	) (c6)	25,511

Net income (loss) from continuing operations	(108)	8,336	13,436	21,664	83,876	(26,844)		78,696
Loss from discontinued operations, net of income taxes	(22,898)	—	—	(22,898)	—	—		(22,898)

Net income (loss) attributable to common stockholders	$(23,006)	$8,336	$13,436	$(1,234)	$83,876	$(26,844)		$55,798

Weighted average shares o/s:
Basic	114,574,730			132,774,730				217,774,730

Diluted	114,574,730			139,663,329				234,663,329

Earnings per share:
Basic	*			$0.16				$0.36
Diluted	*			$0.16				$0.33

*	less than $0.01

See Notes to Unaudited Pro Forma Combined Financial Statements

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2012

(In thousands, except share and per share amounts)

	Heckmann	March 31, 2012 Thermo	Pro forma adjustments	Pro forma combined HEK/TFI	Power Fuels	Further adjustments		As further adjusted
Revenue	$238,778	$27,479	—	$266,257	$301,217	$(2,633	) (d1)	$564,841
Costs of goods sold	200,316	19,182	—	219,498	41,602	154,822	(d2)	415,922

Gross profit	38,462	8,297	—	46,759	259,615	(157,455)		148,919
Total operating expenses	39,043	4,817	(110)	43,750	167,069	(151,224	) (d3)	59,595

Income (loss) from operations	(581)	3,480	110	3,009	92,546	(6,231)		89,324
Interest income (expense), net	(15,930)	(1,141)	(3,622)	(20,693)	(6,005)	(9,481	) (d4)	(36,179)
Other, net	(5,203)	—	25	(5,178)	—	(1,934	) (d5)	(7,112)

Income (loss) before income taxes	(21,714)	2,339	(3,487)	(22,862)	86,541	(17,646)		46,033
Income tax benefit (expense)	19,249	(912)	1,412	19,749	—	(38,156	) (d6)	(18,407)

Net income (loss) attributable to common stockholders	$(2,465)	$1,427	$(2,075)	$(3,113)	$86,541	$(55,802)		$27,626

Weighted average shares o/s:
Basic	139,312,830			139,312,830				224,312,830

Diluted	139,312,830			139,312,830				234,312,830

Earnings per share:
Basic	$(0.02)			$(0.02)				$0.12
Diluted	$(0.02)			$(0.02)				$0.12

See Notes to Unaudited Pro Forma Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

(a)	Preliminary Purchase Price Allocation

The pro forma combined balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired with the excess purchase price to goodwill. The purchase price allocation within these unaudited pro forma combined financial statements is based upon a purchase price of $500.9 million, inclusive of the cash consideration and the fair value of the common stock issued. The fair value of the common stock was $3.91 per share (the closing price of Heckmann’s common stock on November 30, 2012, as reported on the New York Stock Exchange). The preliminary purchase price consideration calculation used as a basis for the pro forma balance sheet is as follows:

	Common Shares (par value $0.001)	Capital in Excess of Par Value	Total
	(In thousands of dollars)
Issuance of 95.0 million shares of Heckmann common stock to the Power Fuels stockholder (Heckmann shares at $3.91) (b10)	$95	$371,355	$371,450
Cash consideration (b1)			129,406

Total consideration			$500,856

Heckmann is in the process of completing an assessment of the fair value of assets and liabilities of Power Fuels and the related business integration plans. Given the size and timing of the Power Fuels merger, the amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and the third-party valuation is finalized. The primary areas of the purchase price allocation that are not finalized related to fair values of property and equipment, intangibles, acquisition related liabilities, goodwill and the related tax impact of adjustments to these areas of the purchase price allocation. The table below represents a preliminary allocation of the total consideration to the Power Fuels tangible and intangible assets and liabilities based on management’s preliminary estimates of their respective fair values as of the date of the merger.

Total
(In thousands)
Cash	$2,000
Accounts receivable	63,843
Inventories	4,255
Prepaid expenses and other receivables	952
Other assets	3,247
Property, plant and equipment	269,662
Intangible assets	150,000
Goodwill	313,518
Accounts payable and accrued expenses	(25,639)
Debt	(150,366)
Deferred income tax liabilities	(130,616)

Total consideration	$500,856

Upon completion of the fair value assessment, Heckmann anticipates that the final purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Heckmann anticipates obtaining third-party valuations of certain of Power Fuels assets and liabilities, including property and equipment and intangible assets. Heckmann has estimated the fair value of Power Fuels’ property and equipment and intangible assets based on a preliminary internal valuation analysis. The fair value adjustment to identifiable intangible assets is being amortized over an estimated useful life of fifteen years.

Heckmann has estimated the fair value for customer relationships based on preliminary internal valuation analysis. For perspective, a 10% change in the allocation between these intangible assets and goodwill would result in a change in amortization expense, with a corresponding annual change, net of tax, in net income of approximately $0.9 million or less than $0.01 per share.

Included in the deferred income tax adjustments is an adjustment to Heckmann’s U.S. federal income tax asset valuation allowance totaling $21,299 as a result of recording deferred tax liabilities as a result of the acquisition.

(b)	Combined Balance Sheets

The unaudited pro forma combined balance sheets have been adjusted to reflect:

(b1)	the payment of transaction costs of $21,466, the payment of the cash portion of the merger consideration of $129,406 (which includes the payment of a $4,406 indebtedness adjustment under the terms of the Power Fuels merger agreement, related to the difference between Power Fuels’ actual debt and target debt), offset by the issuance of new Heckmann debt securities of $150,000;

(b2)	the elimination of $6,755 of accounts receivable not acquired, pursuant to the terms of the merger agreement, and a proforma adjustment to reflect the collection of $18,795 of accounts receivable used by Power Fuels to repay its debt - see (b8);

(b3)	the elimination of $6,536 of prepaid expenses and real property and buildings not acquired;

(b4)	the addition of new intangibles of $150,000;

(b5)	the addition of new goodwill of $313,518 – see (a);

(b6)	the elimination of historical related party receivables of $37,663 and other assets of $18 offset by deferred financing costs related to new Heckmann debt securities and expansion of the Heckmann credit facility of $14,552 – see (b1);

(b7)	the elimination of historical balances of $445 plus $1,196 of income tax benefits related to expensed transaction costs;

(b8)	a $18,795 adjustment to reflect the proforma payoff of Power Fuels debt to an amount not to exceed the agreed upon amount, under the terms of the merger, offset by the issuance of $150,000 of new Heckmann debt securities to pay the cash portion of the Power Fuels merger consideration and related transaction costs – see (b1) and accrued interest and bond premium of $1,199;

(b9)	the addition of $130,616 of deferred tax liabilities related to new intangible assets offset by the reduction of $21,299 of Heckmann’s historical U.S. federal income tax valuation allowance;

(b10)	the addition of the equity components of the common stock portion of the purchase price consideration – see (a);

(b11)	the elimination of Power Fuels historical Members equity of $223,606; and

(b12)	the expense portion of transaction costs of $1,792, net of tax, offset by an adjustment of a portion of Heckmann’s U.S. federal deferred income tax valuation allowance of $21,299.

See note (a) for a discussion of the impact of potential changes in estimates related to the allocation of the purchase price.

(c)	Combined Statements of Operations for the twelve months ended December 31, 2011

Subsequent to the Power Fuels merger, we expect the legacy entities of Heckmann will record U.S. federal income tax benefits from the reversal of a portion of Heckmann’s valuation allowance for U.S. federal deferred tax assets, as a result of recording deferred tax liabilities in accounting for the merger.

The unaudited pro forma combined statements of operations for the twelve months ended December 31, 2011 have been adjusted to reflect the acquisition of TFI as reflected in the 6/20/12 Form 8-K/A, as well as the following adjustments:

(c1)	the elimination of $1,592 of revenues related to the Badlands Development, LLC subsidiary that was not included in the Power Fuels merger;

(c2)	the reclassification of $146,131 of costs and expenses to Cost of Goods Sold from General and Administrative expense to conform to Heckmann’s historical accounting policies offset by $2,656 of costs related to Badlands Development, LLC;

(c3)	the reclassification of $146,131 of costs and expenses from General and Administrative expense to Cost of Goods Sold to conform to Heckmann’s historical accounting policies offset by $10,000 of amortization expense on new intangibles, the expensing of $2,987 of transaction costs;

(c4)	the elimination of Power Fuels’ historical interest expense of $5,194 offset by new interest expense of $14,813 related to the issuance of $150,000 of new Heckmann debt securities to pay the cash portion of the Power Fuels merger consideration and related transaction costs, and $5,835 of interest costs, at an interest rate of approximately 4%, related to the refinancing Power Fuels’ historical debt;

(c5)	the addition of $920 of amortization expense related to deferred financing costs incurred in the expansion of Heckmann’s revolving credit facility - see (b1) and $1,659 of amortization expense related to the issuance of new Heckmann debt securities - see (b8); and

(c6)	the adjustment of a portion of Heckmann’s U.S. federal income tax valuation allowance by $19,508 plus the income tax benefit on the above adjustments of $11,996 offset by income tax expense of $33,550 on Power Fuels’ December 31, 2011 pre-tax income.

(d)	Combined Statements of Operations for the nine month period ended September 30, 2012

The unaudited pro forma combined statements of operations for the nine month period ended September 30, 2012 have been adjusted to reflect the acquisition of TFI as reflected in the 6/20/12 Form 8-K/A, as well as the following adjustments:

(d1)	the elimination of $2,633 of revenues related to the Badlands Development, LLC subsidiary that was not included in the Power Fuels merger;

(d2)	the reclassification of $158,716 of costs and expenses to Cost of Goods Sold from General and Administrative expense to conform to Heckmann’s historical accounting policies offset by $3,894 of costs related to Badlands Development, LLC;

(d3)	the reclassification of $158,716 of costs and expenses from General and Administrative expense to Cost of Goods Sold to conform to Heckmann’s historical accounting policies and the elimination of $8 of Power Fuels’ historical intangibles amortization expense, offset by $7,500 of amortization expense on new intangibles;

(d4)	the elimination of Power Fuels’ historical interest expense of $6,005 offset by new interest expense of $11,109 related to the issuance of $150,000 of new Heckmann debt securities to pay the cash portion of the Power Fuels merger consideration and the related transaction costs and $4,377 of interest costs, at an interest rate of approximately 4%, related to refinancing Power Fuels’ historical debt;

(d5)	the addition of $690 of amortization expense related to deferred financing costs incurred in the expansion of Heckmann’s revolving credit facility - see (b1) and $1,244 of amortization expense related to the issuance of new Heckmann debt securities - see (b8); and

(d6)	the income tax benefit on the above adjustments of $9,460 offset by income tax expense of $34,616 on Power Fuels’ nine month ended September 30, 2012 pre-tax income and an adjustment to income tax expense of $13,000 to arrive at an overall combined effective income tax rate of approximately 40%.

(e)	Earnings Per Common Share Adjustment

Pro forma combined basic net income per common share from continuing operations for the twelve months ended December 31, 2011, is based on Heckmann weighted average basic shares outstanding of 132,774,730 (considering the acquisition of TFI), plus 85.0 million shares of Heckmann common stock issued to the sole owner of Power Fuels (net of 10.0 million shares of Heckmann common stock issued and held in escrow under the terms of the Power Fuels merger agreement). Pro forma combined diluted net income per common share from continuing operations for the twelve months ended December 31, 2011, is based on Heckmann weighted average basic shares outstanding of 139,663,329 (considering the acquisition of TFI), plus 95.0 million shares of Heckmann common stock issued to the sole owner of Power Fuels. Pro forma combined basic net income per common share for the nine months ended September 30, 2012, is based on reported Heckmann weighted average basic shares outstanding of 139,312,830, plus 85.0 million shares of Heckmann common stock issued to the sole owner of Power Fuels (net of 10.0 million shares of Heckmann common stock issued and held in escrow under the terms of the Power Fuels merger agreement). Pro forma combined diluted net income per common share for the nine months ended September 30, 2012, is based on reported Heckmann weighted average diluted shares outstanding of 139,312,830, plus 95.0 million shares of Heckmann common stock issued to the sole owner of Power Fuels.